Filed pursuant to Rule 424(b)(5)
Registration No. 333-171197
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 7, 2011)

$10,000,000
Common Stock

We have entered into an at-the-market issuance sales agreement with McNicoll, Lewis & Vlak LLC, or MLV, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $10.0 million from time to time through MLV.

Our common stock is listed on The NASDAQ Global Market under the symbol “CRDC.” On August 2, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $2.97 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through The NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. MLV will act as our sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between MLV and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to MLV for sales of our common stock sold pursuant to the sales agreement will be an aggregate of 3% of the gross proceeds of the sales price per share. In connection with the sale of the common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to MLV with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Investing in our common stock involves a high degree of risk.  Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 3, 2011

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus	1
Prospectus Summary	2
Risk Factors	4
Special Note Regarding Forward-Looking Statements	4
Use of Proceeds	5
Description of Capital Stock	5
Description of Warrants	7
Description of Units	9
Plan of Distribution	10
Legal Matters	11
Experts	11
Where You Can Find More Information	11
Incorporation by Reference	11

We have not authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you, is accurate only as of the respective dates of those documents.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the common stock we are offering and also adds to, and updates, information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated February 7, 2011, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus prepared by or on behalf of us or to which we have referred you, in their entirety before making an investment decision.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you, is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.  You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Cardica,” “the company,” “we,” “us,” “our” or similar references mean Cardica, Inc.

Cardica, Inc.

Company Overview

Historically, our business focused on the design, manufacture and marketing of proprietary automated anastomotic systems used by cardiac surgeons to perform coronary bypass surgery.  We have re-focused our business on the development of an endoscopic microcutter product line intended for use by thoracic, bariatric, colorectal and general surgeons.

We are developing the Microcutter XPRESS™ 30, a multi-fire endolinear microcutter device based on our proprietary “staple-on-a-strip” technology, which would expand our commercial opportunity into additional surgical markets.  In addition, we are developing the Microcutter XPRESS™ 45, the Microcutter XCHANGE™ 30, the Microcutter FLEXCHANGE™ 30, a planned device with a flexible shaft to facilitate endoscopic procedures requiring cutting and stapling, and the Microcutter XPRESS™ 60, a planned cutting and stapling device specifically designed for the bariatric and thoracic surgery markets.

Our C-Port® Distal Anastomosis Systems, or C-Port systems, are sold in the United States and Europe. The C-Port systems are used to perform a distal anastomosis, which is the connection between a bypass graft vessel and the target artery.  We also currently sell our PAS-Port® Proximal Anastomosis System, or PAS-Port system, in the United States, Europe and Japan. The PAS-Port system is used to perform a proximal anastomosis, which is the connection of a bypass graft vessel to the aorta or other source of blood.  We use independent distributors and manufacturers’ representatives to support a small core direct sales team for our C-Port systems and PAS-Port system in the United States to contain sales costs while continuing to serve our customers and potential customers for our automated anastomosis product line.

Recent Developments

We have received Conformité Européenne, or CE Mark, certification for our Microcutter design and manufacturing processes and have completed the internal design verification process necessary to apply the CE Mark to the Microcutter XPRESS 30 for commercial use in Europe.  We initiated first-in-man use of the Microcutter XPRESS 30, with the CE Mark, in Europe in July 2011.  We have been advised by the U.S. Food & Drug Administration, or the FDA, that the FDA would require clinical data with respect to the staple design used in the planned microcutter product line as part of a 510(k) submission to the FDA with respect to potential clearance of the Microcutter XPRESS 30 and other products in the planned microcutter product line for marketing and sale in the United States.  We plan to conduct a single-arm trial in Europe to obtain the clinical data that we expect to be required and will seek to complete the clinical trial, including the patient follow-up that we anticipate will be required, by the end of calendar 2011.  We are working with the FDA to determine the required scope for this trial, and the timing of completion of the trial remains dependent on the outcome of these discussions.
Corporate Information

We were incorporated in October 1997 as Vascular Innovations, Inc. and changed our name to Cardica, Inc. in November 2001. Our principal executive offices are located at 900 Saginaw Drive, Redwood City, California 94603, and our telephone number is (650) 364-9975. We are located on the world wide web at www.cardica.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $10.0 million.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, McNicoll, Lewis & Vlak LLC, or MLV. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of proceeds
We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including the costs of research and development activities, and general and administrative and manufacturing expenses. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors
Investing in our common stock involves a high degree of risk.  Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock.

NASDAQ Global Market symbol	CRDC

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock,  you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. If any of these risks occurs, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

We will continue to require substantial additional capital following this offering and may be unable to raise capital, which would force us to delay, reduce or eliminate our research and development programs or commercialization efforts and could cause us to cease operations. We cannot be certain that funds will be available and, if they are not available, we may not be able to continue as a going concern which may result in actions that could adversely impact our stockholders.

Our development efforts have consumed substantial capital to date. We believe that our existing cash, cash equivalents and short-term investments, together with the cash that we expect to generate from operations, will be sufficient to meet our anticipated cash needs to enable us to conduct our business substantially as currently conducted through March 31, 2012.  This estimate does not give effect to any net proceeds we may receive from this offering, and we believe that we would be able to extend this time to the extent of the actual net proceeds to us from this offering and to the extent that we access additional capital under our common stock purchase agreement, or the Aspire Purchase Agreement, with Aspire Capital Fund, LLC, or Aspire Capital. However, we have based our estimate on assumptions that may prove to be wrong, including assumptions with respect to the level of revenue from product sales, and we could exhaust our available financial resources sooner than we currently expect.

The sufficiency of our current cash resources and our need for additional capital, and the timing thereof, will depend upon numerous factors. These factors include, but are not limited to, the following:

•
the extent of our ongoing research and development programs and related costs, including costs related to the continued development of the Microcutter XPRESS 30 and additional potential products in our anticipated microcutter product line;

•	our ability to enter into additional license, development and/or collaboration agreements with respect to our technology, and the terms thereof;

•	market acceptance and adoption of our current products or future products that we may commercialize;

•	our level of revenues;

•	costs associated with our sales and marketing initiatives and manufacturing activities;

•	costs and timing of obtaining and maintaining FDA and other regulatory clearances and approvals for our products and potential additional products;

•	securing, maintaining and enforcing intellectual property rights and the costs thereof;

•	the actual net proceeds we receive from this offering;

•	the extent to which we access additional capital under the Aspire Purchase Agreement; and

•	the effects of competing technological and market developments.

While we initiated first-in-man use of the Microcutter XPRESS 30, with the CE Mark, in Europe in July 2011, we continue to refine this product prior to commercial launch, and we cannot predict when, if ever, we will generate commercial revenues from the sale of the Microcutter XPRESS 30 or any other potential products in our anticipated microcutter product line.  Because we do not anticipate that we will generate sufficient product sales to achieve profitability for the foreseeable future, if at all, we will continue to need to raise substantial additional capital to finance our operations in the future. To raise capital, we may seek to sell additional equity or debt securities, obtain a credit facility or enter into product development, license or distribution agreements with third parties or divest one or more of our commercialized products or products in development. The sale of additional equity or convertible debt securities could result in significant dilution to our stockholders. If additional funds are raised through the issuance of debt securities, these securities could have rights senior to those associated with our common stock and could contain covenants that would restrict our operations. Any product development, licensing, distribution or sale agreements that we enter into may require us to relinquish valuable rights, including with respect to commercialized products or products in development that we would otherwise seek to commercialize or develop ourselves. We may not be able to obtain sufficient additional funding or enter into a strategic transaction in a timely manner. Our need to raise capital may require us to accept terms that may harm our business or be disadvantageous to our current stockholders. If adequate funds are not available or revenues from product sales do not increase, we would be required to further reduce our workforce, delay, reduce the scope of or eliminate our commercialization efforts with respect to one or more of our products or one or more of our research and development programs in advance of the date on which we exhaust our cash resources to ensure that we have sufficient capital to meet our obligations and continue on a path designed to preserve stockholder value.

Subject to the terms and conditions of the Aspire Purchase Agreement, we have a right to sell to Aspire Capital pursuant to the Aspire Purchase Agreement up to $10.0 million of our common stock at a maximum of 300,000 shares per day based on the trading price of our common stock. The extent to which we rely on Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources.  The Aspire Purchase Agreement provides that we may not issue and sell more than 4,930,747 shares of our common stock, including the 295,567 shares of our common stock we issued to Aspire Capital as a commitment fee, or the Commitment Shares.  As of June 30, 2011, a total of 1,195,567 shares of common stock (including the 295,567 Commitment Shares) had been issued to Aspire Capital pursuant to the Aspire Purchase Agreement.

Sufficient additional financing through future public or private financings, strategic alliance and other arrangements or financing sources may not be available on acceptable terms, or at all. Additional equity financings, would likely result in significant dilution or other adverse effects on the rights of existing stockholders. Failure to raise additional capital may result in our ceasing to be publicly traded or ceasing operations.

We will have broad discretion over the use of the proceeds to us from this offering and may apply it to uses that do not improve our operating results or the value of your securities.

We will have broad discretion to use the net proceeds to us from this offering, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Although we expect to use the net proceeds from this offering for general corporate purposes, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the common stock being offered hereby.

If you purchase shares of our common stock in this offering, you may experience immediate and substantial dilution.

The amount per share you pay for shares of common stock that you purchase in this offering will likely exceed the net tangible book value per share of our common stock outstanding prior to this offering, in which case you may experience immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. For illustrative purposes, assuming that an aggregate of 3,367,003 shares of our common stock are sold at an assumed offering price of $2.97 per share, the last reported sale price of our common stock on The NASDAQ Global Market on August 2, 2011, for aggregate gross proceeds of $10.0 million, and after deducting estimated commissions and estimated offering expenses payable by us, you would experience immediate dilution of $2.31 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2011 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. In addition, we have a significant number of stock options, restricted stock unit awards and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised, restricted stock unit awards vest, or other shares issued, you may experience further dilution.

The sale of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline.

The Aspire Purchase Agreement provides for the issuance to Aspire Capital of the Commitment Shares and up to an additional $10.0 million of our common stock.  As of June 30, 2011, a total of 1,195,567 shares of common stock (including the 295,567 Commitment Shares) had been issued to Aspire Capital pursuant to the Aspire Purchase Agreement.  It is anticipated that these additional shares will be sold to Aspire Capital over a period of up to 24 months from February 2011. The number of shares ultimately offered for sale by Aspire Capital is dependent upon the number of shares that we elect to sell to Aspire Capital under the Aspire Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock to Aspire Capital under the Aspire Purchase Agreement may cause the trading price of our common stock to decline.

Aspire Capital may not ultimately purchase all of the $10.0 million of our common stock issuable pursuant to the Aspire Purchase Agreement. Aspire Capital may sell all, some or none of the shares it acquires pursuant to the Aspire Purchase Agreement, including the Commitment Shares that had been issued to Aspire Capital. Sales by Aspire Capital of shares acquired pursuant to the Aspire Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock, including investors in this offering. The sale of a substantial number of shares of our common stock to Aspire Capital pursuant to the Aspire Purchase Agreement, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital, and the Aspire Purchase Agreement may be terminated by us at any time at our discretion without any further cost to us.

The price of our common stock may continue to be volatile, and the value of an investment in our common stock may decline.

An active and liquid trading market for our common stock may not develop or be sustained. Factors that could cause volatility in the market price of our common stock include, but are not limited to:

•	completion of development and commercial launch of our microcutter products, and the timing thereof;

•	market acceptance and adoption of our products;

•	regulatory clearance or approvals of or other regulatory developments with respect to our products;

•	volume and timing of orders for our products;

•	changes in earnings estimates, investors’ perceptions, recommendations by securities analysts or our failure to achieve analysts’ earnings estimates;

•	quarterly variations in our or our competitors’ results of operations;

•	general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors;

•	the announcement of new products or product enhancements by us or our competitors;

•	announcements related to patents issued to us or our competitors and to litigation; and

•	developments in our industry.

In addition, the stock prices of many companies in the medical device industry have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. These factors may materially and adversely affect the market price of our common stock.

The ownership of our common stock is highly concentrated, and your interests may conflict with the interests of our existing stockholders.

Our executive officers and directors and their affiliates, together with other stockholders that own 5% or more of our outstanding common stock, beneficially owned approximately 25% of our outstanding common stock as of March 31, 2011. Accordingly, these stockholders have significant influence over the outcome of corporate actions requiring stockholder approval and continue to have significant influence over our operations. The interests of these stockholders may be different than the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock.

Evolving regulation of corporate governance and public disclosure will result in additional expenses and continuing uncertainty.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and The NASDAQ Stock Market rules are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure will result in increased general and administrative expenses and a diversion of management time and attention from product-generating and revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations and standards, regulatory authorities may initiate legal proceedings against us and our business and reputation may be harmed.

Our future operating results may be below securities analysts’ or investors’ expectations, which could cause our stock price to decline.

The revenue and income potential of our products and our business model are unproven, and we may be unable to generate significant revenue or grow at the rate expected by securities analysts or investors. In addition, our costs may be higher than we, securities analysts or investors expect. If we fail to generate sufficient revenue or our costs are higher than we expect, our results of operations will suffer, which in turn could cause our stock price to decline. Our results of operations will depend upon numerous factors, including:

•	completion of development of our microcutter products, and the timing thereof;

•	FDA or other regulatory clearance or approval of our products;

•	demand for our products;

•	the performance of third-party contract manufacturers and component suppliers;

•	our ability to develop sales and marketing capabilities;

•	our ability to develop, introduce and market net or enhanced versions of our products on a timely basis; and

•	our ability to obtain and protect proprietary rights.

Our operating results in any particular period may not be a reliable indication of our future performance. In some future quarters, our operating results may be below the expectations of securities analysts or investors. If this occurs, the price of our common stock will likely decline.

Anti-takeover defenses that we have in place could prevent or frustrate attempts to change our direction or management.

Provisions of our certificate of incorporation and bylaws and applicable provisions of Delaware law may make it more difficult for or prevent a third party from acquiring control of us without the approval of our board of directors. These provisions:

•	limit who may call a special meeting of stockholders;

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholder meetings;

•	prohibit cumulative voting in the election of our directors, which would otherwise permit less than a majority of stockholders to elect directors;

•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

•	provide our board of directors with the ability to designate the terms of and issue a new series of preferred stock without stockholder approval.

In addition, Section 203 of the Delaware General Corporation Law generally prohibits us from engaging in any business combination with certain persons who own 15% or more of our outstanding voting stock or any of our associates or affiliates who at any time in the past three years have owned 15% or more of our outstanding voting stock. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirors at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, the NASDAQ Global Market and the market for medical device companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, the market prices of securities of medical device companies have been particularly volatile. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could materially harm our financial condition and results of operations.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have paid no cash dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain to our stockholders for the foreseeable future.

Additional Risks Related to Our Business

Proposed changes in FDA’s 510(k) clearance pathway for medical devices may have a negative effect on our future development efforts.

We rely substantially on the Premarket Notification process for FDA clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act.  This provision allows many medical devices to avoid human clinical trials if the product is “substantially equivalent” to another device already on the market.  Premarket Notification requires a new device to be compared for safety, effectiveness and technological characteristics to another device (or multiple devices) already on the market.  A successful 510(k) submission results in FDA clearance for commercialization.  An Institute of Medicine (IOM) panel recently recommended that this 510(k) process be significantly revised and restrictive.  While the IOM report is non-binding, we do not know if or when the FDA will act on this recommendation.  If FDA does abide by the IOM recommendation, and we can no longer use the 510(k) pathway in the future, we may be required to perform clinical trials for our new products in order to obtain approval for commercialization.  If so, our development costs will increase substantially, and the likelihood of approval for some of our products may be reduced.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein by reference and any free writing prospectus prepared by or on behalf of us or to which we have referred you contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections of this prospectus supplement entitled “Prospectus Supplement Summary” and “Risk Factors,” and in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including, without limitation, any statements relating to:

•	any projections of earnings, revenue, sufficiency of cash resources or other financial items;

•	the plans and objectives of management for future operations;

•	proposed new products or development, licensing or collaborative arrangements;

•	future economic conditions or performance;

•	our expectations with respect to the clinical development of our product candidates, our clinical trials and the regulatory approval process;

•	the commercialization of our products;

•	our expectations with regard to adoption of our products; and

•	our expectations regarding our capital requirements, how long our current financial resources will last, and our needs for additional financing.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the sections captioned "Risk Factors" beginning on page S-3 of this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, which is incorporated herein by reference, as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including the costs of research and development activities, and general and administrative and manufacturing expenses.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

Our net tangible book value as of March 31, 2011 was approximately $10.1 million, or $0.39 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2011. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of our common stock in the aggregate amount of $10.0 million at an assumed offering price of $2.97 per share, the last reported sale price of our common stock on The NASDAQ Global Market on August 2, 2011, and after deducting estimated commissions and estimated offering expenses payable by us, our net tangible book value as of March 31, 2011 would have been $19.6 million, or $0.66 per share of common stock. This represents an immediate increase in the net tangible book value of $0.27 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.31 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$2.97
Historical net tangible book value per share as of March 31, 2011	$0.39
Increase per share attributable to investors participating in this offering	0.27
As adjusted net tangible book value per share after this offering		0.66
Dilution per share to new investors		$2.31

The table above assumes for illustrative purposes that an aggregate of 3,367,003 shares of our common stock are sold at a price of $2.97 per share, the last reported sale price of our common stock on The NASDAQ Global Market on August 2, 2011, for aggregate gross proceeds of $10.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.97 per share shown in the table above, assuming all of our common stock in the aggregate amount of $10.0 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.67 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.80 per share, after deducting estimated commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.97 per share shown in the table above, assuming all of our common stock in the aggregate amount of $10.0 million is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $0.65 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.82 per share, after deducting estimated commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 26,234,965 shares of common stock issued and outstanding as of March 31, 2011 and exclude:

•	4,135,180 shares of our common stock reserved for future issuance as of March 31, 2011 pursuant to the Aspire Purchase Agreement;

•	4,646,393 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2011, having a weighted-average exercise price of $1.97 per share;

•	3,380,306 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2011, having a weighted-average exercise price of $2.59 per share;

•	23,000 shares of our common stock issuable upon the vesting of restricted stock unit awards outstanding as of March 31, 2011; and

•	an aggregate of 839,236 shares of common stock reserved for future issuance as of March 31, 2011 under our 2005 Equity Incentive Plan.

To the extent that outstanding options or warrants are exercised or restricted stock unit awards vest, you will experience further dilution.  In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common stock, including pursuant to the Aspire Purchase Agreement, or through the sale of securities convertible into or exchangeable or exercisable for common stock, the issuance of these securities could result in further dilution to our stockholders, including new investors purchasing our common stock in this offering.

PLAN OF DISTRIBUTION

We have entered into an At-the-Market Issuance Sales Agreement, or sales agreement, with MLV under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $10.0 million from time to time through MLV acting as agent. MLV may sell the common stock by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through The NASDAQ Global Market or any other existing trading market for the common stock in the United States or to or through a market maker. MLV may also sell the common stock in privately negotiated transactions, subject to our prior approval.

Each time we wish to issue and sell common stock under the sales agreement, we will notify MLV of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed MLV, unless MLV declines to accept the terms of such notice, MLV has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of MLV under the sales agreement to sell our common stock is subject to a number of conditions that we must meet.

The settlement between us and MLV is generally anticipated to occur on the third trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and MLV may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay MLV a commission equal to an aggregate of 3% of the gross proceeds we receive from the sales of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV will be deemed to be underwriting commissions or discounts.  We have agreed to provide indemnification and contribution to MLV with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to MLV under the terms of the sales agreement, will be approximately $200,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement, or (ii) termination of the sales agreement as permitted therein. MLV may terminate the sales agreement at any time in certain circumstances, including the occurrence of a material adverse change with respect to us that, in MLV’s sole judgment, makes it impracticable or inadvisable to market the shares, if there has occurred any material adverse change in the U.S. financial markets or international financial markets, which in MLV’s sole judgment makes it impracticable to market the shares, if trading in the shares has been suspended or limited by the Securities Exchange Commission or The NASDAQ Global Market, or the Exchange, or if trading generally has been suspended or limited by Exchange, if any suspension of trading of any shares of the Company on any exchange or over-the-counter market shall have occurred and be continuing, if there is a major disruption of securities settlements or clearance services in the U.S. which shall be continuing, or if a banking moratorium has been declared in the U.S. Federal or New York authorities. We and MLV may each terminate the sales agreement at any time upon ten days prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.

To the extent required by Regulation M under the Exchange Act, MLV will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

Cooley LLP, Palo Alto, California, will pass upon the validity of the common stock offered by this prospectus supplement and the accompanying prospectus. LeClairRyan, a professional corporation, New York, New York, is counsel for MLV in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Cardica, Inc. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.cardica.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 000-51772):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC on September 24, 2010;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 from our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on October 15, 2010;

•
our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011, filed with the SEC on November 15, 2010, February 11, 2011 and May 11, 2011, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on August 20, 2010, November 16, 2010, December 17, 2010 and May 27, 2011; and

•
the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 2, 2006, including any amendments thereto or reports filed for the purpose of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the prospectus supplement and prior to the termination of the offering of the common stock covered by this prospectus supplement and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Investor Relations, Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063. Our phone number is (650) 364-9975.

PROSPECTUS
$40,000,000

Common Stock
Warrants
Units

Cardica, Inc.

From time to time, we may offer up to $40,000,000 of shares of our common stock and warrants to purchase our common stock, either individually or in units. We may also offer common stock upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you buy any of the securities being offered.

Our common stock is listed on The NASDAQ Global Market under the trading symbol “CRDC.” On February 3, 2011, the last reported sale price of our common stock was $4.02 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, in one or more offerings, any combination of the securities described in this prospectus for total gross proceeds of up to $40,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained or compiled from information made available by third parties that we have not independently verified. This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Cardica,” “the company,” “we,” “us,” “our” or similar references mean Cardica, Inc.

Cardica, Inc.

Historically, our business focused on the design, manufacture and marketing of proprietary automated anastomotic systems used by cardiac surgeons to perform coronary bypass surgery. We have re-focused our business on the development of an endoscopic microcutter product line intended for use by general, thoracic, gynecologic, bariatric and urologic surgeons. Unless and until a microcutter product is developed and cleared for marketing in the United States or elsewhere, or we enter into an arrangement with a development and commercialization partner that provides us with development revenue, we will have ongoing costs related to the development of this potential product line without related revenue except for revenue related to a license agreement with Intuitive Surgical Operations, Inc.

Our C-Port® Distal Anastomosis Systems, or C-Port systems, are sold in the United States and Europe. The C-Port systems are used to perform a distal anastomosis, which is the connection between a bypass graft vessel and the target artery. We also currently sell our PAS-Port® Proximal Anastomosis System, or PAS-Port system, in the United States, Europe and Japan. The PAS-Port system is used to perform a proximal anastomosis, which is the connection of a bypass graft vessel to the aorta or other source of blood. We use independent distributors and manufacturers’ representatives to support a small core direct sales team for our C-Port systems and PAS-Port system in the United States to contain sales costs while continuing to serve our customers and potential customers for our automated anastomosis product line. In addition to our commercialized cardiac surgery products, we are developing the Cardica Microcutter ES8, a multi-fire endolinear microcutter device based on our proprietary “staple-on-a-strip” technology, which would expand our commercial opportunity into additional surgical markets. We have shifted our development efforts to focus on the Cardica Microcutter ES8 and other potential products in this anticipated product line.

Since our inception, we have incurred significant net losses, and we expect to continue to incur net losses for the foreseeable future. To date, our C-Port and PAS-Port systems have had limited commercial adoption, and sales have not met the levels that we had anticipated. Revenues from product sales and collaborative arrangements were not sufficient to support the operation of our business as we had planned. If revenue does not increase, we may be required to delay, further reduce the scope of or eliminate our commercialization efforts with respect to one or more of our products or one or more of our research and development programs.

We were incorporated in October 1997 as Vascular Innovations, Inc. and changed our name to Cardica, Inc. in November 2001. Our principal executive offices are located at 900 Saginaw Drive, Redwood City, California 94603, and our telephone number is (650) 364-9975. We are located on the world wide web at cardica.com. We do not incorporate by reference into this prospectus or part of any prospectus supplement the information on our website, and you should not consider it as part of this prospectus.

The Securities We May Offer

We may offer shares of our common stock and warrants to purchase our common stock, either individually or in units, with a total value of up to $40,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including the aggregate offering price.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Common Stock. We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock that we may designate and issue in the future, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event we liquidate, dissolve or wind up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock that we may designate and issue in the future. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Warrants. We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or as a unit together with common stock, and the warrants may be attached to or separate from the common stock. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates, as applicable, that contain the terms of the warrants. A form of warrant agreement and warrant certificate containing the terms of the warrants that may be offered has been filed as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

We will evidence each series of warrants by warrant certificates or agreements that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units consisting of common stock and warrants for the purchase of common stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence the units by unit certificates or agreement that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the applicable prospectus supplement relating to the units being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, before deciding whether to purchase any of the securities being offered. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the section of this prospectus entitled “Prospectus Summary” and in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including, without limitation, any statements relating to:

•	any projections of earnings, revenue, sufficiency of cash resources or other financial items;

•	the plans and objectives of management for future operations;

•	proposed new products or development, licensing or collaborative arrangements;

•	future economic conditions or performance;

•	our expectations with respect to the clinical development of our product candidates, our clinical trials and the regulatory approval process;

•	the commercialization of our products;

•	our expectations with regard to adoption of our products; and

•	our expectations regarding our capital requirements, how long our current financial resources will last, and our needs for additional financing.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in any applicable prospectus supplement, in any free writing prospectuses we have authorized for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently anticipate using the net proceeds from the sale of the securities offered by us hereunder for general corporate purposes, including the costs of research and development activities, both on-going and planned, and general and administrative and manufacturing expenses. We may also use a portion of the net proceeds for the potential acquisition of, or investment in, businesses, products and technologies that are complementary to our own, although we are not currently planning or negotiating any such transactions. Pending these uses, we may invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 65,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of November 30, 2010, there were 25,384,511 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, the applicable provisions of the Delaware General Corporation Law and the agreements described below. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, the Delaware General Corporation Law and such agreements. For information on how to obtain copies of our amended and restated certificate of incorporation, our amended and restated bylaws and such agreements, which are exhibits to the registration statement of which this prospectus forms a part, see “Where You Can Find More Information.”

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. As a result, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock that we may designate and issue in the future, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event we liquidate, dissolve or wind up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock that we may designate and issue in the future. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are, and the shares of common stock offered under this prospectus and applicable prospectus supplements will be, fully paid and nonassessable.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations and restrictions on those shares. Our board of directors may also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a change in control and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

Stock Options and Restricted Stock Unit Awards

As of November 30, 2010, there were 3,377,681 shares of our common stock issuable upon the exercise of outstanding stock options, having a weighted-average exercise price of $2.58 per share, and 38,675 shares of our common stock issuable upon the vesting of outstanding restricted stock unit awards. As of November 30, 2010, an aggregate of 863,389 shares of our common stock were reserved for future issuance under our 1997 Equity Incentive Plan and our 2005 Equity Incentive Plan.

Warrants

As of November 30, 2010, warrants to purchase 4,646,393 shares of common stock were outstanding, of which warrants to purchase 4,071,046 shares of common stock were exercisable at $1.45 per share and warrants to purchase 575,347 shares of common stock were exercisable at $5.65 per share. Each warrant contains provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations. The warrants expire at various dates from June 2012 to September 2014.

Certain Registration Obligations

Pursuant to the terms of a registration rights agreement dated June 7, 2007 that we entered into with the investors in our June 2007 private placement, we filed a registration statement under the Securities Act registering the resale of the 2,301,337 shares of common stock that we issued to the investors in the private placement, as well as the 575,347 shares of common stock underlying the warrants that we issued to such investors, and agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date on which such shares may be resold by such investors without regard to any volume restrictions under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares we registered on behalf of such investors have been sold pursuant to such registration statement or Rule 144 under the Securities Act or any other rule of similar effect.

Pursuant to the terms of a registration rights agreement dated September 25, 2009 that we entered into with the investors in our September 2009 private placement, we filed a registration statement under the Securities Act registering the resale of the 8,142,082 shares of common stock that we issued to the investors in the private placement, as well as the 4,071,046 shares of common stock underlying the warrants that we issued to such investors, and agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date on which such shares may be resold by such investors without registration and without regard to any notice requirement or volume restrictions under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares we registered on behalf of such investors have been sold pursuant to such registration statement or Rule 144 under the Securities Act or any other rule of similar effect.

Pursuant to the terms of a registration rights agreement dated August 17, 2010 that we entered into with Intuitive Surgical Operations, Inc., or Intuitive Surgical, we have filed a registration statement under the Securities Act registering the resale of the 1,249,541 shares of common stock that we issued to Intuitive Surgical in the private placement, and keep such registration statement effective until the earlier of (i) the date on which such shares may be resold by Intuitive Surgical (or its permitted transferees to whom registration rights have been assigned) without regard to any volume restrictions under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares we registered on behalf of Intuitive Surgical have been sold pursuant to such registration statement or Rule 144 under the Securities Act or any other rule of similar effect. In addition, at any time such required registration statement covering all of the shares issued to Intuitive Surgical is not effective, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, Intuitive Surgical (or its permitted transferees to whom registration rights have been assigned) is entitled to notice of the registration and to include, at our expense, their shares of common stock in the registration, provided, however, that we are not required to register any shares issued to Intuitive Surgical that are the subject of a then effective registration statement.

Pursuant to the terms of a registration rights agreement dated December 14, 2010 that we entered into with Aspire Capital Fund, LLC, or Aspire Capital, we have filed a registration statement under the Securities Act registering the resale of 295,567 shares that we issued to Aspire Capital and any shares of common stock that we may issue to Aspire Capital pursuant to the common stock purchase agreement dated December 14, 2010 that we entered into with Aspire Capital (the “Purchase Agreement”), and keep such registration statement effective until the earlier of (i) the date on which such shares may be resold by Aspire Capital without registration and without regard to any time, volume or manner restrictions under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares we have issued to Aspire Capital have been sold pursuant to such registration statement or Rule 144 under the Securities Act or any other rule of similar effect and no shares remain available to be issued to Aspire Capital pursuant to the Purchase Agreement.

Delaware Anti-Takeover Law and Certain Provisions of Our Certificate of Incorporation and Bylaws

Delaware Law

We are governed by Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management, including transactions in which stockholders might receive a premium for their shares or transactions that stockholders might otherwise deem to be in their best interests. As a result, these provisions could adversely affect the price of our common stock. These provisions include the following:

•
our amended and restated certificate of incorporation provides that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent, which may make it more difficult for stockholders to take action quickly;

•
our amended and restated bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing satisfying specified content requirements;

•
our amended and restated certificate of incorporation provides that all vacancies, including any newly created directorships, may be filled, except as otherwise required by law, by the affirmative vote of a majority of our directors then in office, even if less than a quorum;

•	our amended and restated certificate of incorporation provides that our board of directors may fix the number of directors by resolution;

•
our amended and restated certificate of incorporation does not provide for cumulative voting for our directors, the absence of which may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board;

•
the provisions within our amended and restated certificate of incorporation relating to the corporate actions described above may be amended only with the approval of 66-2/3% of our outstanding voting stock, and our amended and restated bylaws may be amended either by the board of directors or by the approval of 66-2/3% of our outstanding voting stock; and

•
our board of directors can issue up to 5,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control, without stockholder approval.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Investor Services, N.A. The transfer agent’s address is Mail Stop: 45-02-62, 250 Royall Street, Canton, Massachusetts 02021. The transfer agent for any warrants or units that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed a form of warrant agreement and warrant certificate containing the terms of the warrants that may be offered as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

The warrants may be issued independently or together with any common stock and may be attached to or separate from the common stock. The warrants may be issued under a warrant agreement that we enter into with a warrant agent, all as will be set forth in a prospectus supplement relating to the particular series of warrants being offered pursuant to this prospectus and such prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the particular series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the number of warrants issued with each share of common stock;

•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of our common stock, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any. Accordingly, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock at such exercise price as will in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate or agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate or agreement are exercised, a new warrant certificate or agreement will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any applicable warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common stock purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of common stock and warrants for the purchase of common stock. Each unit will be issued so that the holder of the unit is also the holder of the common stock and warrants included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of common stock and the warrants included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units, including whether and under what circumstances the common stock and warrants may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the common stock and warrants comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that may be offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Cardica. The SEC’s Internet site can be found at http://www.sec.gov. We maintain a website at http://www.cardica.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 000- 51772):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed with the SEC on September 24, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 15, 2010;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 from our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on October 15, 2010;

•	our Current Reports on Form 8-K, filed with the SEC on August 20, 2010, November 16, 2010 and December 17, 2010; and

•
the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 2, 2006, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Investor Relations, Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063. Our phone number is (650) 364-9975.

$10,000,000
Common Stock

 Prospectus Supplement

August 3, 2011